Marcum & Kleigman LLP
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                   Certified Public Accountants & Consultants
    A Limited Liability Partnership Consisting of Professional Corporations


             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
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We consent to the inclusion in this  Registration  Statement of Walker Financial
Corporation on Form SB-2/A, Amendment #5 (File No. 000-05418), of our report dated February 17, 2005, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Walker Financial Corporation as of December 31, 2004 and for the years ended December 31, 2004 and 2003, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

                                       /s/ Marcum & Kleigman LLP

New York, New York
December 6, 2005


               655 Third Avenue o 16th Floor New York, NY 10017 o
                      Tel 212-981-3000 Fax o 212-981-3001
               Melville New York Greenwich Grand Cayman Riverhead